                                                                EXHIBIT 10.20


                          ZEIGLER COAL HOLDING COMPANY
                      SPECIAL BONUS AND SEVERANCE PAY PLAN



                                   Section 1

                                General Purpose

     The Board of Directors of Zeigler Coal Holding Company ("Zeigler") believes that it is in the best interests of Zeigler and its Subsidiaries to provide additional security to certain employees of the Company (the "Covered Employees") and thereby induce such individuals to continue in their employment and enhance their ability to perform effectively and without undue distraction should Zeigler become subject to a Change of Control (as hereinafter defined). Accordingly, Zeigler hereby establishes the plan hereinafter set forth (the "Plan") which provides for (i) the payment of a special Bonuses as provided in
Section 4 of this Plan in the event a Change of Control occurs prior to December 31, 1998, (ii) the payment of special severance benefits as provided in Section 5 of this Plan in the event a Covered Employee's employment is terminated within a twelve month period after a Change of Control, either by the Company without Cause or by the Covered Employee for Good Reason, and (iii) the vesting of all outstanding stock options held by those Covered Employees employed on the effective date of a Change of Control.

                                   Section 2

                                  Definitions

     As used in this Plan, the following terms have the meaning set forth below:

     2.1 "Base Salary" shall mean a Covered Employee's annual base salary in effect immediately prior to the Change of Control.

     2.2 "Board of Directors" means the Board of Directors of Zeigler as from time to time constituted.

     2.3 "Cause" shall mean the (i) gross negligence of willful misconduct by the Covered Employee in the performance of his or her duties which has a material adverse effect on the Company's operations, properties, or business relationships or (ii) Covered Employee's conviction of a felony or of misappropriation of funds of the Company.

     2.4 "Change of Control" shall mean:

         (i) the acquisition by any person or group of beneficial ownership, directly or indirectly, of securities of Zeigler representing more than eighty percent (80%) of the combined voting power of Zeigler's then outstanding securities; provided in any event that a reorganization or reincorporation shall not be considered a "Change of Control" as long as the persons holding the right to exercise actual control of Zeigler are substantially the same immediately after the reorganization or reincorporation as before the reorganization or reincorporation; or

         (ii) the sale or other disposition of substantially all of the assets of the Company (including shares of subsidiaries or affiliates).

     The terms "Beneficial ownership," "person" and "group" shall have the meanings provided in or pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

     2.5 "Company" shall mean Zeigler and its Subsidiaries.

     2.6 "Covered Employee" has the meaning stated in Section 3.

     2.7 "Disability" shall have the same meaning as set forth in the Company's long-term disability plan in effect immediately prior to the Change of Control.

     2.8 "Effective Date" of this Plan is December 1, 1997.

     2.9 "Subsidiary" shall mean a corporation or other entity at least fifty percent (50%) of whose stock or voting interests is owned, directly or indirectly, by Zeigler immediately prior to a Change of Control (including each corporation listed as a subsidiary in the most recent

Report on Form 10-K filed by Zeigler with the Securities and Exchange Commission which is then a subsidiary). All such corporations shall be referred to collectively as Subsidiaries.

     2.10 "Termination of Employment" shall mean the termination of a Covered Employee's employment relationship with the Company for any reason other than

          (i)    death or "disability" of such Covered Employee,

          (ii)   termination for "Cause,"

          (iii) voluntary termination by the Covered Employee other than a "Termination for Good Reason," or

          (iv) termination as part of the sale of the Company if the Purchaser offers employment to the Covered Employee on the same terms and conditions as in effect immediately prior thereto.

     2.11 "Termination for Good Reason" shall mean the termination of employment by a Covered Employee due to the occurrence of one or more of the following events which takes effect during the twelve month period following the date of the Change of Control, without the express written consent of the Covered Employee:

          (i) a reduction by the Company in the Covered Employee's Base Salary or in the formula under any Bonus Plan applicable to such Covered Employee as in effect prior to the Change of Control (but not a reduction in bonus based on application of such formula or any reduction in any bonus which is discretionary as to amount);

          (ii) a material reduction or other adverse change in the responsibilities, duties or working conditions of the Covered Employee, including any requirement that the Covered Employee relocate his or her work location by more than 25 miles from the location on the effective date of the Change of Control; or

          (iii) the failure of Zeigler to obtain the assumption of this Plan by any successor as contemplated in Section 7.4.

     2.12 "Weekly Base Salary" shall mean the Covered Employee's Base Salary divided by 52.

     2.13 "Years of Service" shall mean the Covered Employee's period of employment with the Company (and all predecessor companies, including, without limitation, Zeigler Coal Company, Old Ben Coal Company, and Shell Mining Company ), computed in completed years and months. For this purpose, the rules for determining Years of Service under the Mining Companies Employees Pension Plan shall be incorporated herein.

     2.14 "Zeigler" means Zeigler Coal Holding Company, a Delaware corporation and its successors and assigns.


                                   Section 3

                        Categories of Covered Employees

     3.1 For purposes of this Plan, the term "Covered Employee" shall mean all
salaried employees of the Company.   Under no circumstance, however, shall
Covered Employees include any employee whose terms and conditions of employment is governed by a collective bargaining agreement or whose compensation is determined on an hourly basis.

     3.2 The Covered Employees shall be divided into one of the following categories for purposes of determining the Benefits to which such Covered Employee would be entitled under this Plan in the event a Change of Control occurs:

         Category A. Category A shall consist of those Covered Employees who are listed as senior executives on Schedule A to this Plan, with such additions or deletions from such Schedule A as shall be approved by the Board of Directors at any time prior to the effective date of a Change of Control;

         Category B. Category B shall consist of those Covered Employees who are listed as Key Executives on Schedule B to this Plan, with such additions or deletions from Schedule B as shall be approved by the Board of Directors at any time prior to the effective date of a Change of Control;

              Category C. Category C shall consist of those Covered Employees who are listed as executives and managers on Schedule C to this Plan, with such additions and deletions from Schedule C as shall be approved by the Board of Directors at any time prior to the effective date of a Change of Control; and

              Category D. Category D shall consist of all Covered Employees who are not included in Categories A, B or C.

                                   Section 4

                    Retention Bonus Payable to Covered Employees

         4.1 A Covered Employee shall be entitled to the Retention Bonus determined in accordance with Section 4.2 hereof if:

              (i)  a Change of Control occurs on or before December 31, 1998;
                   and

              (ii) the Covered Employee is employed with the Company
                   (or successor thereto) as of the effective date of the Change of Control.

         4.2 The Retention Bonus payable to the Covered Employee under the circumstances set forth in Section 4.1 shall be determined as follows:

              (i) For each Covered Employee in Category A, the Retention Bonus shall equal two-thirds of the sum of (1) his or her Base Salary plus (2) his or her highest target bonus in effect for such calendar year (whether or not such target bonus was earned or likely to be earned) in which the Change of Control occurs. For example, a Covered Employee with a $200,000 Base Salary and a $120,000 target bonus would be entitled to receive a Retention Bonus of $213,333.

              (ii) For each Covered Employee in Category B, the Retention Bonus shall equal the one-third of the sum of (1) his or her Base Salary plus (2) his or her highest target bonus in effect for such calendar year (whether or not such target bonus was earned or likely to be earned) in which the Change of Control occurs. For example, a Covered Employee with a $150,000 Base Salary and a $50,000 target bonus would be entitled to receive a Retention Bonus of $66,666.

              (iii) For each Covered Employee in Category C and D, the
                    Retention Bonus shall equal his or her Base Salary divided by twelve (12); provided, the employee shall not be entitled to any Retention Bonus unless he or she has been employed by the Company for at least six months as of the effective date of the Change in Control.

        4.3 The Retention Bonus payable hereunder shall be paid no later than the thirtieth (30th) day following the effective date of the Change of Control to those Covered Employees entitled to such payment hereunder and shall be paid in a lump sum, net of applicable withholding taxes.

        4.4 Upon the Change of Control, all outstanding stock options that have been issued under the Zeigler stock option plan and are held by a Covered Employee who is employed on effective date of the Change of Control shall become fully vested. The Covered Employee will be permitted to exercise the stock options in accordance with the terms and conditions set forth in the Stock Option Plan that pertains thereto.

                                   Section 5

                Severance Benefits Payable to Covered Employees


        5.1 In the event a Change of Control occurs on or prior to December 31, 1998, a Covered Employee who is employed by the Company on the date of the Change of Control shall be entitled to the severance benefits as set forth in Section 5.2 hereof if the Covered Employee incurs a Termination of Employment within the twelve month period following the Change of Control. Notwithstanding the foregoing, the Covered Employee shall not be entitled to severance benefits hereunder in the event such termination is a termination for cause.

        5.2 A Covered Employee who has become entitled to severance benefits pursuant to Section 5.1 shall receive the following benefits:

        (a) Such Covered Employee Shall receive a cash payment in an amount determined as follows depending on the Category to which the Covered Employee is assigned on the effective date of the Change of Control, less the amount, if any, of the Retention Bonus paid to such Covered Employee pursuant hereto:

                 (i) For each Covered Employee in Category A, the severance payment shall equal two times the sum of (1) his or her Base Salary plus (2) his or her highest target bonus in effect for such calendar year (whether or not such target bonus was earned or likely to be earned). For example, a Covered Employee with a $200,000 Base Salary and a $120,000 target bonus would be entitled to receive a severance payment of $640,000.

                 (ii) For each Covered Employee in Category B, the severance payment shall equal the sum of (1) his or her Base Salary plus (2) his or her highest target bonus in effect for such calendar year (whether or not such target bonus was earned or likely to be earned). For example, a Covered Employee with a $150,000 Base Salary and a $50,000 target bonus would be entitled to receive a severance payment of $200,000.

                 (iii) For each Covered Employee in Category C, the severance payment shall equal an amount determined by multiplying his or her Weekly Base Salary by the factor of three
                       (3) multiplied by his or her Years of Service; provided that, in no event shall such payment be more than his or her Base Salary or less than his or her Weekly Base Salary multiplied by twelve (12).

                 (iv) For each Covered Employee in Category D, the severance payment shall equal an amount determined by multiplying his or her Weekly Base Salary by the factor of three
                       (3) multiplied by his of her Years of Service; provided that, in no event shall such payment be more than his or her Base Salary and, provided further, a Category
                       D Covered Employee shall not be entitled to any severance payment unless he or she has been employed by the Company for at least six months as of the effective date of the Change in Control.

           (b) Such Covered Employee shall continue to be covered under the Company's health and dental insurance plan and life insurance plan as in effect immediately prior to his or her Termination of Employment for a period of twelve months immediately following his or her Termination of Employment. Such coverage shall be provided on the same terms and conditions applicable to active employees (as the same may be amended from time to time and subject to any legal limitations) in effect for such

      Covered Employee on the day before the Termination of Employment; provided, however, that such coverage shall be counted toward the period of continuation of coverage under the group health plan continuation coverage provision of ERISA and the Code; provided further, that such coverage shall end immediately upon the Covered Employee becoming eligible for coverage under any employer health plan as a result of subsequent employment.

            5.3 The Company shall pay the severance payment provided in this
Section 5 to the Covered Employee entitled thereto in cash no later than 30 days after the Termination of Employment. Such payment shall be made in a lump sum, net of applicable withholding taxes and any other severance payment as provided in Section 7.2 of this Plan.

                                   Section 6

                             Duration and Amendment


            6.1 This Plan shall become effective on December 1, 1997 and shall terminate on December 31, 1998 unless, prior thereto, a Change of Control shall have occurred, in which case all rights granted hereunder shall be vested, and the Plan shall continue in effect and shall apply to any termination of employment that occurs within 12 months after the effective date of the Change of Control.

            6.2 This Plan may be terminated or amended in any respect at any time by resolution adopted by the Board of Directors provided that no such termination or amendment shall adversely affect the rights hereunder of any Covered Employee if a Change of Control occurs within ninety days following the effective date of the adoption of such resolution and provided further that no termination or amendment of the Plan shall become effective during the period of twelve months following a Change of Control. Subject to the provisions in the preceding sentence, any termination or amendment of this Plan shall be effective on the effective date of the resolution terminating or amending the Plan (or any later date specified in such resolution) and may terminate, reduce, restrict or condition the rights of any person hereunder. In no event shall the termination of a Covered Employee be construed as a termination or amendment of the Plan.

                                   Section 7

                              General Provisions


     7.1 No employee whose employment is terminated prior to a Change of Control and no Covered Employee whose employment is terminated more than twelve months after a Change of Control shall be entitled to any severance benefits under this Plan. No provision of this Plan shall be interpreted or construed:

            (i) to entitle any Covered Employee or other person to employment by the Company or to any notice of termination of employment by the Company,

            (ii) to limit or restrict in any manner the right of the Company to terminate any Covered
                  Employee's or other person's employment, or

            (iii) to change in any manner the conditions, terms,
                  responsibilities or duties of employment of any Covered Employee or other person; provided that each Covered Employee who is subject to a Terminantion of Employment within the twelve-month period following a Change of Control shall be entitled to receive the severance benefits as provided in this Plan.

     7.2 This Plan shall not limit in any respect the right of the Company to enter into any contract or other arrangement for the making of severance or other payments to any employee, whether or not relating to a Change of Control, or for the making of any other payment in the event of a Change of Control.
The amount of severance payment which a Covered Employee is entitled to receive hereunder shall be reduced by the amount of any other severance payments made to such person under any contract or otherwise, which are made no later than 30 days following the Termination of Employment of such employee.

     7.3 All matters regarding this Plan and its application (including the construction or interpretation of any provision hereof) shall be determined by the Board of Directors or, following a Change of Control, by a majority of the individuals (excluding any who are unable to act) who were directors of Zeigler immediately preceding such Change of Control (whether or not any such individuals remain a director at the time of such determination). Any such determination shall be binding upon and enforceable by Zeigler, all Covered Employees and all other persons.

        7.4 This Plan shall be binding upon Zeigler and each Covered Employee and their respective successors, assigns, heirs and representatives. Zeigler shall cause any person which acquires in any manner (including by merger) substantially all of Zeigler's assets or which merges with Zeigler to assume all provisions of this Plan with respect to all Covered Employees employed in connection with the assets being acquired. Such assumption shall be by written instrument in form and substance satisfactory to a majority of the directors of Zeigler in office immediately prior to such acquisition of assets. Such assumption shall not relieve Zeigler of its obligations under this Plan.

        7.5 The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Illinois.

        7.6 For the purpose of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed:

        (a) if to an Employee, to his latest address as reflected on the company's employment records, with a copy to him at his place of employment, if known, and

        (b)  if to the Company or Zeigler, to:

             Corporate Secretary
             Zeigler Coal Holding
             50 Jerome Lane
             Fairview Heights, IL 62208

     WHEREFORE, Zeigler Coal Holding Company has caused this plan to be executed as of this first day of December, 1997 by the members of the Special Committee of the Board of Directors established in connection with the approval of this Plan.

                                    ZEIGLER COAL HOLDING COMPANY

                                    By: /s/ John F. Manley
                                       ---------------------------------
                                            John F. Manley

                                    By: /s/ Michael K. Reilly
                                       ---------------------------------
                                            Michael K. Reilly

                                    Members of the Special Committee of the
                                    Board of Directors